UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2011

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On January 1, 2011, Winland Electronics, Inc., a Minnesota corporation (the “Company”), completed the sale (the “Asset Sale”) of the Company’s Electronic Manufacturing Services business unit (the “EMS Business Unit”), including all of the EMS Business Unit’s operating assets to Nortech Systems Incorporated, a Minnesota corporation (“Buyer”), in accordance with that certain Asset Purchase Agreement, dated November 15, 2010 (the “Purchase Agreement”).

Aggregate consideration for the Asset Sale consisted of the following: (i) $1,542,389 in cash, of which $1,042,389 was paid at closing, $250,000 will be paid on July 1, 2011 and $250,000 will be paid on October 1, 2011, (ii) a minimum inventory consumption obligation of at least $2,200,000, and (ii) the assumption of substantially all of the liabilities of the EMS Business Unit.  The terms of the Purchase Agreement and the amount of the consideration for the Asset Sale were negotiated by the Company and Buyer on an arms-length basis.

Additionally, in connection with the Asset Sale, the Company entered into (i) a manufacturing agreement with Buyer, whereby Buyer will manufacture certain products for the Company related to the production of the Company’s proprietary monitoring devices, (ii) a lease agreement whereby the Company leased to Buyer, for six years, its office and manufacturing facility and improvements located at 1950 Excel Drive, Mankato Minnesota, 56001, and (iii) a sublease agreement with Buyer whereby Buyer subleased to the Company 1,000 square feet of the building that the Company leased to Buyer pursuant to the lease agreement.

The Company’s entry into and the terms of the Purchase Agreement were previously reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2010.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2011, the Company and Thomas J. de Petra, the Company’s Chief Executive Officer and President, agreed to terminate Mr. de Petra’s employment relationship with the Company, effective as of the close of the Company’s business day on January 1, 2011.  Mr. de Petra also has resigned from the Company’s Board of Directors effective as of the close of Company’s business day on January 1, 2011.

Also on January 1, 2001, the Company and Glenn Kermes, the Company’s Chief Financial Officer and Executive Vice President, agreed to terminate Mr. Kermes’ employment relationship with the Company, effective as of the close of the Company’s business day on January 1, 2011.

Pursuant to a Separation Agreement which was presented to Mr. de Petra on December 28, 2010, in exchange for the promises, releases, and agreements made by Mr. de Petra in the Separation Agreement and in full satisfaction of the Company’s obligations under an Employment Agreement between the Company and Mr. de Petra dated May 6, 2008, the Company has agreed to pay Mr. de Petra (i) at regular payroll intervals, an amount equal to twelve months of Mr. de Petra’s current base salary, subject to required and authorized deductions and withholdings, and (ii) the Company’s share of COBRA continuation coverage in the Company’s group medical, dental and life insurance plans, for six months.  The Separation Agreement also includes a release by Mr. de Petra of any claims that he may have against the Company.

Pursuant to a Separation Agreement which was presented to Mr. Kermes on December 28, 2010, in exchange for the promises, releases, and agreements made by Mr. Kermes in the Separation Agreement and in full satisfaction of the Company’s obligations under an Employment Agreement between the Company and Mr. Kermes dated January 23, 2007 and amended on December 31, 2007, the Company has agreed to pay Mr. Kermes (i) at regular payroll intervals, an amount equal to six months of Mr. Kermes’ current base salary, subject to required and authorized deductions and withholdings, and (ii) the Company’s share of COBRA continuation coverage in the Company’s group medical, dental and life insurance plans, for three months.  The Separation Agreement also includes a release by Mr. Kermes of any claims that he may have against the Company.

Messrs. de Petra and Kermes each have 21 days from December 28, 2010 in which to consider whether to sign the Separation Agreement, but he may elect to sign such Separation Agreement at any time prior to the expiration of the 21 day period.  Further, Messrs. de Petra and Kermes are each entitled by law to rescind the Separation Agreement at any time within 15 days of when they sign it.

The Separation Agreements will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On December 29, 2010, the Company held a special meeting of its shareholders (the “Special Meeting”) for the purposes of, among other things, obtaining shareholder approval for the Asset Sale.  The following matters were submitted to a vote of the Company’s shareholders at the Special Meeting (i) approval of the Asset Sale pursuant to the Purchase Agreement; (ii) adjournment of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale if there are insufficient votes to approve the Asset Sale; and (iii) to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereo.  The number of shares of common stock outstanding and eligible to vote as of the record date for the Special Meeting, November 10, 2010, was 3,699,230.

Each of the matters submitted to a vote of the Company’s at the Special Meeting was approved by the requisite vote of the Company’s shareholders.  Set forth below is the number of votes cast for and against, as well as the number of abstentions, as to each matter:

Proposal	For	Against	Abstain
Approval of the Asset Sale	2,219,581	77,513	17,470
Adjournment of the Special Meeting	2,226,787	67,470	20,307
Transact other business	1,681,028	608,105	25,431

Item 8.01                      Other Events.

On January 3, 2011, the Company issued a press release announcing the completion of the Asset Sale.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated January 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winland Electronics, Inc.

Date: January 3, 2011	By:	/s/ Brian Lawrence
Brian Lawrence
Controller

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

EXHIBIT INDEX
to
FORM 8-K

WINLAND ELECTRONICS, INC.

Date of Report: January 1, 2011	Commission File No.: 1-15637

Exhibit No.                                ITEM

99.1	Press Release dated January 3, 2011.